                                                                 EXHIBIT 99.15.1


----------------------  SECURITIES DEALER BLANKET BOND  ------------------------


                                NATIONAL UNION
             [LOGO]         FIRE INSURANCE COMPANY
                              OF PITTSBURGH, PA.

                            A CAPITAL STOCK COMPANY
                     70 PINE STREET, NEW YORK, N.Y. 10279

          (A Stock Insurance Company, herein called the Underwriter)

DECLARATIONS

Item 1. First Name Insured (Herein called the Insured           BOND NUMBER
          ---                                     ---         959-9000
 Name                                                         N.A.S.D. ID# 3420
 and      HERBERT J. SIMS & CO.                               REN
Address   ATTN: GENEVIEVE FREDA
of the    1221 POST ROAD EAST
Insured   WESTPORT, CT 068800000

          ---                                     ---


Item 2.  Joint Insured:

                          SIMS MORTGAGE FUNDING INC.


Item 3.  Bond Period from 12:01 a.m on     11/01/96     to 12:01 a.m. on
                                       ----------------
                                       MONTH, DAY, YEAR

             11/01/97,    standard time at the Principal Address to each of
         ----------------
         MONTH, DAY, YEAR

         said dates. The liability of the Company or Underwriter under this Bond shall not be cumulative from Period to Period.


Item 4.  Limit of Liability and Deductible Amount -
         Subject to Sections 7, 8, and 11 Hereof

         The Limit of Liability is   $300,000
                                   INSERT AMOUNT

         and the Deductible Amount is     $10,000
                                       INSERT AMOUNT


Item 5. Offices or Premises Covered - All the Insured's offices or premises in existence at the time this bond becomes effective are covered under this bond except the offices or premises located as follows:


Item 6. The liability of the Underwriter is subject to the terms of the following riders attached hereto:

                 INSURING AGREEMENTS G,H,I,J,K & L


Item 7. The Insured by the acceptance of this bond gives notice to the Underwriter terminating or cancelling prior bond(s) or policy(ies) No.(s)
         Such termination or cancellation to be effective as of the time this bond becomes effective.


Item 8. The Underwriter will mark its records to indicate that the following will be notified promptly concerning the cancellation, termination or substantial modification of this bond, whether at the request of the Insured or the Underwriter, and will use its best efforts to so notify the following but failure to so notify the following shall not impair or delay the effectiveness of any such cancellation, termination or modification:
                                      N.A.S.D.


                                              /s/
                                              --------------------------------
                                                   AUTHORIZED REPRESENTATIVE

                                     RIDER
                             INSURING AGREEMENT H

To be attached to and form part of Securities Dealers Blanket Bond NO. 959-9000 in favor of HERBERT J. SIMS & CO.

It is agreed that:

The attached bond is amended by adding an additional Insuring Agreement as follows:

                               COMPUTER SYSTEMS

A.      Loss resulting directly from a fraudulent

        (1)  entry of data into, or
        (2)  change of data elements or programs within

             a Computer System; provided the fraudulent entry or change causes

             (a)  Property to be transferred, paid or delivered,
             (b) an account of the Insured, or of its customer, to be added, deleted, debited or credited, or
             (c) an unauthorized account or a fictitious account to be debited or credited;
        (3) voice instructions or advices having been transmitted to the Insured or its agent(s) by telephone,

and provided further, the fraudulent entry or change is made or caused by an individual acting with the manifest intent to:

        (a)  cause the Insured or its agent(s) to sustain a loss, and
        (b) obtain financial benefit for that individual or for other persons intended by that individual to receive financial benefit,
        (c)  and further provided such voice instructions or advices:

             (i) were made by a person who purported to represent an individual authorized to make such voice instructions or advices; and
             (ii) were electronically recorded by the Insured or its agent(s).

B.      (1)  It shall be a condition to recovery under the Computer Systems
             Rider that the Insured and its agent(s) shall to the best of their ability electronically record all voice instructions or advices received over a telephone. The Insured and its agent(s) warrant that they shall make their best effort to maintain the electronic recording system on a continuous basis. Nothing, however, in this Rider shall bar the Insured from recovery where no recording is available because of mechanical failure of the device used in making such recording, or because of failure of the media used to record a conversation from any negligent cause, or error or omission of any Employee(s) and agent (s) of the Insured.

(2)     As used in this Rider, Computer System means any

        (a) computers with related peripheral components, including storage components, wherever located,
        (b)  systems and applications software, and
        (c) terminal devices by which data are electronically collected, transmitted, processed, stored or retrieved, as well as related communication networks or customer communication system or related Electronic Funds Transfer Systems.

(3) In addition to the exclusions in the attached bond, the following exclusions are applicable to this Insuring Agreement:

        (a) loss resulting directly or indirectly from the theft of confidential information, material or data; and
        (b) loss resulting directly or indirectly from entries or changes made by an individual authorized to have access to a Computer System who acts in good faith on instructions, unless such instructions are given to that individual by a software contractor (or by a partner, officer or employee thereof) authorized by the Insured to design, develop, prepare, supply service, write or implement programs for the Insured's Computer System.

(4)     The following portions of the attached bond are not applicable to this
        Rider:

        (a) the initial paragraph of the bond preceding the insuring Agreement which reads "...at any time but discovered during the Bond Period..."
        (b)  Section 7 - LIMIT OF LIABILITY
        (c)  Section 8 - NON-ACCUMULATION OF LIABILITY

(5) The coverage afforded by this Rider applies only to loss discovered by the Insured during the period this Rider is in force.

(6) All loss or series of losses involving the fraudulent activity of one individual, or involving fraudulent activity in which one individual is implicated, whether or not that individual is specifically indentified, shall be treated as one loss.

        A series of losses involving unidentified individuals but arising from the same method of operation may be deemed by the Underwriter to involve the same individual and in that event shall be treated as one loss.

(7) The Limit of Liability for the coverage provided by this Rider shall be $300,000, it being understood, however, that such liability shall be a part of and not in addition to the Limit of Liability stated in Item 4 of the Declarations of the attached bond.

(8) The Underwriter shall be liable hereunder for the amount by which one loss shall be in excess of $10,000, (herein called the Deductible Amount) but not in excess of the Limit of Liability stated above.

(9) If any loss is covered under this Insuring Agreement and any other Insuring Agreement or coverage, the maximum amount payable for such loss shall not exceed the largest amount available under any one Insuring Agreement or coverage.

(10) Coverage under this Rider shall terminate upon termination or cancellation of the bond to which this Rider is attached. Coverage under this Rider may also be terminated or cancelled without cancelling the bond in its entirety:

        (a) 60 days after receipt by the Insured of written notice from the Underwriter of its desire to terminate or cancel coverage under this Rider, or
        (b) immediately upon receipt by the Underwriter of a written request from the Insured to terminate or cancel coverage under this Rider.

(11) Section 4-LOSS-NOTICE-PROOF-LEGAL PROCEEDING of the Conditions and Limitations of this bond is amended by adding the following sentence:

        "Proof of Loss resulting from voice instructions or advices covered under this bond shall include electronic recordings of such voice instructions or advices."

(12) Notwithstanding the foregoing, however, coverage afforded by this Rider is not designed to provide protection against loss covered under a separate Electronic and Computer Crime Policy by whatever title assigned or by whatever Underwriter written. Any loss which is covered under such separate Policy is excluded from coverage under this bond, and the Insured agrees to make claim for such loss under its separate Policy.

(13) This rider shall become effective 12:01 a.m. standard time on November 1, 1996.












                                NATIONAL UNION FIRE INSURANCE COMPANY
                                         OF PITTSBURGH, PA

                                By  /s/
                                  ---------------------------------------
                                    Authorized Representative

                                     RIDER
                              INSURING AGREEMENT K

To be attached to and form part of Securities Dealer Blanket Bond No. 959-9000 issued to HERBERT J. SIMS & CO.

It is agreed that:

1. The attached bond is amended by adding the following Insuring Agreement K as follows:

                                COMPUTER VIRUS

        A. Loss resulting directly by reason of the Insured having transferr-ed, paid or delivered any funds or property, established any credit, debited any account or given any value as the direct result of malicious destruction of or damage to the Insured's Electronic Data or Computer Programs, where such malicious destruction or damage is done with manifest intent, and such loss is due to a Computer Virus stored within the Insured's Computer System, or

        B. Loss resulting directly by reason of the malicious destruction of, or damage to the Insured's Electronic Data or Computer Programs from other Electronic Data or Computer Programs where such malicious destruction or damage is done with manifest intent, and such loss is the direct result of a Computer Virus stored within the Insured's Computer System.

        C. The liability of the Company under paragraph B above shall be limited to the cost of duplication of such Electronic Data or Computer Programs from other Electronic Data or Computer Programs which shall have been furnished by the Insured. In the event, however, that destroyed or damaged Computer Programs cannot be duplicated from other Computer Programs, the Company will pay the cost incurred for computer time, computer programmers, consultants or other technical specialists as is reasonably necessary to restore the Computer Programs to substantially the previous level of operational capacity.

2.      Definitions:

        A. "Computer Program" means a set of related electronic instructions which direct the operations and functions of a computer or devices connected to it and which enable the computer or devices to receive, process, store or send Electronic Data.

        B. "Computer Virus" - means a computer program or similar instruction which was written or altered by a person other than an identifiable employee which incorporates a hidden instruction designed to destroy or damage Electronic Data or Computer Programs in the Computer System in which the computer programs or instruction so written or so altered is used.

        C. "Electronic Data" - means facts or information converted to a form usable in a Computer System by Computer Programs and which is stored on magnetic tapes or disks, or optical storage disks or other bulk media.

3. The limit of liability applicable to this Insuring Agreement is $300,000 subject to a deductible amount of $10,000.

4. Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, limitations, conditions or agreements of the attached bond other than as above stated.


5. This rider is effective as of 12:01 A.M. on November 1, 1996 standard time as specified in the bond.

                                NATIONAL UNION FIRE INSURANCE COMPANY
                                          OF PITTSBURGH, PA





                                By /s/
                                  ----------------------------------
                                   Authorized Representative

                                     RIDER
                             INSURING AGREEMENT G

To be attached to and form part of Securities Dealer Blanket Bond
No.  959-9000

In favor of HERBERT J. SIMS & CO.

It is agreed that:

The attached bond is amended by adding an additional Insuring Agreement as follows:

                                 AUDIT EXPENSE

1. Expenses incurred by the Insured for that part of the costs of audits or examinations required by any governmental regulatory authority to be conducted either by such authority or by an independent accountant by reason of the discovery of loss sustained by the Insured through any dishonest or fraudulent act(s) of an Employee.

        The Limit of Liability for the coverage provided by this Rider by reason of such acts of any Employee or in which such Employee is concerned or implicated or with respect to any one audit or examination shall be $25,000, it being understood that such liability shall be in addition to the Limit of Liability stated in Item 4 of the Declarations of the attached bond.

        The Underwriter shall only be liable hereunder for the amount by which such expense shall be in excess of $5,000 (herein called the Deductible Amount) but not in excess of the Limit of Liability stated above.

        It is understood that expenses covered under this Rider exclude those resulting from an audit or examination required as a result of the Insured being taken over by a liquidator or receiver or by state or federal officials.

2. Coverage under this Rider shall terminate upon termination or cancellation of the bond to which this Rider is attached.


3. This Rider shall become effective as of 12:01 a.m. standard time on November 1, 1996.


                                NATIONAL UNION FIRE INSURANCE COMPANY
                                       OF PITTSBURGH, PA


                                By /s/
                                   ----------------------------------
                                    Authorized Representative

                            UNAUTHORIZED SIGNATURES
                                     RIDER
                             INSURING AGREEMENT I


To be attached to and form part of Securities Dealer Blanket Bond No. 959-9000

Issued to HERBERT J. SIMS & CO.

     It is agreed that:


(1) The attached bond is amended by adding an additional Insuring Agreement as follows:


(2) Loss resulting by reason of the Insured having accepted, paid or cashed any checks or withdrawal order or draft, made or drawn on a customer's account which bears the signature or endorsement of one other than a person whose name and signature is on the application on file with the Insured as a signatory on such account.

(3) It shall be a condition precedent to the Insured's right of recovery under this rider that the Insured shall have on file signatures of all persons who are authorized signatories on such account.

(4) The Limit of Liability for the coverage provided by this rider shall be Twenty Five Thousand Dollars ($25,000), subject to a single loss deductible of Five Thousand Dollars ($5,000), provided however, that such liability shall be part of and not in addition to the Limit of Liability stated in item 4 of the Declarations of the attached bond.

(6) Nothing herein contained shall be held to vary, waive, or extend any of the terms, limitations, conditions, or provisions of the attached bond other than above stated.


(7) This rider is effective as of 12:01 a.m. on November 1, 1996 standard time as specified in the bond.


                                  NATIONAL UNION FIRE INSURANCE COMPANY



                                  BY /s/
                                     ------------------------------------------
                                              Authorized Representative

                          TELEFACSIMILE TRANSMISSIONS
                                     RIDER
                             INSURING AGREEMENT J


To be attached to and form part of Securities Dealer Blanket Bond No. 959-9000 issued to HERBERT J. SIMS & CO.

    It is agreed that:

1. The attached bond is amended by adding an additional Insuring Agreement as follows:

     Loss resulting by reason of the Insured's having transferred, paid, or delivered any funds or Property, established any credit, debited any account, or given any value relying on of any fraudulent instructions sent by a customer or financial institution by telefacsimile transmission directed to the Insured authorizing or acknowledging the transfer, payment, or delivery of funds or property, the establishment of a credit, the debiting of any account, or the giving of value by the Insured, but only if such telefacsimile instructions;

(i) bear a valid test key exchanged between the Insured and a customer or another financial institution with authority to sue such test key for telefacsimile instructions in the ordinary course of business but which test key has been wrongfully obtained by a person who was not authorized to initiate, make, validate, or authenticate a test key arrangement; and

(ii) fraudulently purport to have been sent by such customer or financial institution, but which telefacsimile instructions were transmitted without the knowledge or consent of such customer or financial institution by a person other than such customer or financial institution and which bear a forged signature.


"Telefacsimile" means a system of transmitting written documents by electronic signals over telephone lines to equipment maintained by the Insured within its communication room for the purpose of reproducing a copy of said document. It does not mean electronic communication sent by Telex, TWC, Electronic Mail, or Automated Clearing House.


2.  This rider shall become effective as of 12:01 a.m. on November 1, 1996.


                              NATIONAL UNION FIRE INSURANCE COMPANY
                                         OF PITTSBURGH, PA


                              BY /s/
                                 -------------------------------------------
                                           Authorized Representative

                                     RIDER
                             INSURING AGREEMENT L

To be attached to and form part of Securities Dealer Blanket Bond No. 959-9000 in favor of HERBERT J. SIMS & CO.


It is agreed that:

1. The attached bond is amended by adding the following insuring Agreement L as follows:

                        UNCOLLECTIBLE ITEMS OF DEPOSIT

Loss resulting directly from payments of dividends of fund shares, or withdrawals from a customer's account as direct result of Items of Deposit which are not paid for any reason, including but not limited to Forgery or any other fraud, except when covered under Insuring Agreement (A).

"Items of Deposit" means any one or more checks and drafts. Items of Deposit shall not be deemed uncollectible until the Insured's collection procedures have failed.

2. The following exclusion applies to Insuring Agreement L: any loss resulting from uncollectible items of deposit which are drawn from a Financial Institution outside the fifty states of the United States of America, District of columbia, Puerto Rico, Territories and possessions of the United States of America, or Canada.

3. The Single Loss Limit of Liability applicable to this Insuring Agreement is limited to the sum of Twenty Five Thousand and 00/100 dollars ($25,000) subject to an annual aggregate of One Hundred Thousand and 00/100 dollars ($100,000) and a single loss deductible amount of Five Thousand and 00/100 dollars ($5,000).


4. This rider is effective as of 12:01 a.m. on November 1, 1996 standard time as specified in the attached bond.


                                  NATIONAL UNION FIRE INSURANCE COMPANY
                                            OF PITTSBURGH, PA

                                  By  /s/
                                      -------------------------------------
                                             Authorized Representative


63483 (9/95)